As filed with the Securities and Exchange Commission on February 18, 2005

Registration No. 333-45942

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CALIPER LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0675808 (I.R.S. Employer Identification No.)

68 ELM STREET
HOPKINTON, MASSACHUSETTS 01748
(508) 435-9500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

E. KEVIN HRUSOVSKY
PRESIDENT AND CHIEF EXECUTIVE OFFICER
CALIPER LIFE SCIENCES, INC.
68 ELM STREET
HOPKINTON, MASSACHUSETTS 01748
(508) 435-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

BRETT D. WHITE, ESQ.
COOLEY GODWARD LLP
FIVE PALO ALTO SQUARE
3000 EL CAMINO REAL
PALO ALTO, CA 94306-2155
(650) 843-5000

Termination of Offering and Removal Of Securities from Registration
SIGNATURES

Termination of Offering and Removal
Of Securities from Registration

     Pursuant to an undertaking made in Item 17 of the Registration Statement as filed with the Commission on January 12, 2001 (Registration No. 333-45942), as amended, the Registrant hereby removes from registration the remaining shares in the offering not sold pursuant to this Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hopkinton, Commonwealth of Massachusetts on the February 16, 2005.

CALIPER LIFE SCIENCES, INC.
By:	/s/ Thomas T. Higgins
Thomas T. Higgins
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ E. Kevin Hrusovsky E. Kevin Hrusovsky	President, Chief Executive Officer and Director (Principal Executive Officer)	February 16, 2005
/s/ Thomas T. Higgins Thomas T. Higgins	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 16, 2005
/s/ Peter F. McAree Peter F. McAree	Vice President, Finance (Principal Accounting Officer)	February 16, 2005
/s/ Daniel L. Kisner Daniel L. Kisner, M.D.	Chairman of the Board of Directors	February 16, 2005
/s/ David V. Milligan David V. Milligan, Ph.D.	Vice Chairman of the Board of Directors	February 16, 2005
/s/ Van Billet Van Billet	Director	February 16, 2005
/s/ Robert C. Bishop Robert C. Bishop, Ph.D.	Director	February 16, 2005
/s/ Edgar J. Cummins Edgar J. Cummins	Director	February 16, 2005
/s/ Kathryn Tunstall Kathryn Tunstall	Director	February 16, 2005